Delek Logistics Partners, LP Investor Presentation February 2015

Forward-Looking Statements 2 These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our dependence on Delek US Holdings, Inc. (“Delek US”) (NYSE: DK) for the substantial majority of our contribution margin, thereby indirectly subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in gathering crude oil, as well as transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements.

Investment Highlights (1) Based on price per common limited unit as of trading on February 20, 2015. (2) Annualized distribution declared as of January 27, 2015. (3) For reconciliation please refer to pages 27 and 28. (4) Approximately 4.2% of the ownership interest in the general partner is owned by three members of senior management of Delek US. The remaining ownership interest is held by a subsidiary of Delek US. 3 •Current Price: $39.18/unit (1) •Market Capitalization: $948 million (1) •Current Distribution: $0.51/LP unit qtr.; $2.04/LP unit annualized(2) •Current Yield: 5.2% Overview (NYSE: DKL) • 4Q14 Distributable Cash Flow (DCF) coverage ratio of 1.67x • $441 million credit availability at December 31, 2014; leverage 2.56x • 4Q14 DCF $21.8m and EBITDA $26.1m (3) Conservative Financial Position •Traditional MLP assets/structure • Inflation-indexed fees for most contracts •Primarily long term fee-based contracts with minimum volume commitments Stable Cash Flow Focused • Six acquisitions since July 2013; including $20.6m initial annualized EBITDA from two drop downs •Est. $5-$10m of EBITDA from identified potential drop downs Growth Oriented • Delek US (NYSE: DK) •Currently owns approximately 62%, incl. 2% GP (4) •Majority of DKL assets support DK refining system Sponsor

Delek US – A Growth Oriented, Financially Strong Sponsor • 140,000 bpd of refining capacity in Texas and Arkansas • Access to crude / product terminals, pipeline and storage assets • 365 convenience stores(1) Operational Strength (1) As of December 31, 2014 financial statements as filed in the Delek US 10K. (2) As of February 20, 2015 trading for Delek US stock. (3) Non-GAAP measure. See pg. 29 for the reconciliation to GAAP. (4) Consists of ownership in Delek Logistics Partners. Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution(1) • $1.95 billion equity market value and $2.10 billion enterprise value(1)(2) • $478.0 million 2014 EBITDA (1)(3) • $145.6 million net debt at December 31, 2014; $444.1 million in cash (1) Financial Strength REFINING SEGMENT  140,000 BPD in total El Dorado, AR  80,000 BPD  9.0 complexity Tyler, TX  60,000 BPD  9.5 complexity  365 Stores  Locations in 7 states  Primarily TN, AL, GA RETAIL SEGMENT  9 Terminals  Approx. 1,250 miles of pipelines  8.1 million bbls storage capacity LOGISTICS SEGMENT (4) 4

Delek Logistics Partners, LP Overview

Stable Asset Base Positioned for Growth 6  ~400 miles of crude transportation pipelines, includes the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 6.9 million barrels of active shell capacity Pipelines/Transportation Segment  Wholesale and marketing business in Texas  9 light product terminals: TX, TN,AR  Approx. 1.2 million barrels of active shell capacity Wholesale/ Terminalling Segment Growing logistics assets support crude sourcing and product marketing

7 Approximately $26 million of annualized EBITDA (1) expected at time of purchase; focus on continued growth of assets Acquisitions Provide Stable Fee Based Growth Tyler Tank Farm and Product Terminal • July 2013 • EBITDA: $10.5 million (1) • Price: $94.8 million • Drop down Hopewell Pipeline • July 2013 • EBITDA: $700,000(1) • Price: $5.7 million • 3rd Party North Little Rock Terminal • October 2013 • EBITDA: $800,000(1) • Price: $5.0 million • 3rd Party El Dorado Tank Farm and Product Terminal • February 2014 • EBITDA: $10.1 million(1) • Price: $95.9 million • Drop down Mt. Pleasant System • October 2014 • EBITDA. $1.4mm(1) (2) • Price: $11.1 million(3) • 3rd Party Frank Thompson Transport • December 2014 • EBITDA: $2.4 million • Price: $11.5 million • 3rd Party 1) Annualized EBITDA estimates based on expected performance at the time of purchase. Results will and have changed based on market conditions and operating rates. 2) Expected annual EBITDA to be achieved by late 2015. 3) Mt. Pleasant cost includes $1.1 million of inventory purchased at closing.

Improving EBITDA and Financial Flexibility to Support Growth 8 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma historical results for 2011 and forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 27 2) Reconciliation provided on page 27. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Tyler assets were acquired in July 2013 and El Dorado assets acquired Feb. 2014.. 3) Amounts for drop down contribution based on daily EBITDA expected multiplied by days when the drop down assets were not included in operations of DKL according to purchase dates.. El Dorado drop down contribution based on 40 days multiplied by expected annual EBITDA of $10.1 million/365 days. Actual results may vary based on market conditions and operating rates. Reconciliation on pg. 27. Solid EBITDA performance since IPO in Nov. 2012 $47.2 $48.9 $63.8 $95.4 $1.1 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2011 Pro Forma(1) Forecast 12 Months Ended 9/30/13(1) Actual 12 Months Ended 12/31/13 (2) Pro forma LTM 4Q 2014 (3) $ in m ill io n s EBITDA El Dorado Asset Drop Down $12.9 $16.7 $26.1 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 4Q12 (2) 4Q13 (2) 4Q14 (2) $ in m ill io n s EBITDA Strong 4Q 2014 EBITDA Performance $90.0 $164.8 $260.5 $239.0 $230.0 $251.8 $73.5 $223.2 $126.0 $147.5 $157.0 $440.8 $0 $100 $200 $300 $400 $500 $600 $700 Jun. 30, 2013 Dec. 31, 2013 Mar. 31, 2014 Jun. 30, 2014 Sep. 30, 2014 Dec. 31, 2014 $ in m ill io n s Borrowings Excess Availability Financial Flexibility to support continued growth $96.5

Increased Distribution with Conservative Coverage and Leverage 9 (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 28 for reconciliation. (3) Based on distribution declared on January 27 and to be paid on February 13, 2015. (4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. Distribution has been increased seven consecutive times since the IPO $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 - 0.200 0.400 0.600 MQD (1) 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 3Q 2014 4Q 2014 (3) Quarterly Distribution Growth to Date 1.39x 1.32x 1.38x 1.30x 1.61x 2.02x 1.42x 1.67x 0.50x 1.00x 1.50x 2.00x 2.50x 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 3Q 2014 4Q 2014 (3) Avg. 1.35x in 2013 Avg. 1.69 in 2014 Distributable Cash Flow Coverage Ratio (2) 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 0.50x 1.50x 2.50x 3.50x 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 3Q 2014 4Q 2014 Debt / LTM EBITDA Leverage Ratio (4)

Improving EBITDA 10 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing forecasted performance for 12 months ending Sept. 30, 2013. 2) Information provided in Delek Logistics Partners, LP (NYSE: DKL) investor presentation available at www.deleklogistics.com for 2014 EBITDA based on pro forma information. Bridge compared to the forecast provided in the prospectus based on difference in performance during the 2014 period as compared to projected amounts in the prospectus. Solid EBITDA performance since IPO in Nov. 2012; Increased from projected $48.9 million to LTM $96.5 million $48.9 $96.5 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 EBITDA (S-1) (1) Tyler Drop Down Lion Drop Down West Texas 3rd Party Acq./organic growth Opex excl. Depr. Overhead FERC/Other PF LTM EBITDA (12/31/14) (2) EBITDA, $ in millions * $13.2 $13.3 $20.0 $11.4 ($11.3) ($2.9) $3.9

11 Growth strategy supports target for annual distribution increase of 15% in coming years Strategy in Place to Provide Continued Growth 1) EBITDA based on pro forma LTM information provided in page 8 and annualized fourth quarter 2014 performance. Fourth quarter 2014 benefitted from an increased margin the west Texas wholesale business that primarily resulted from declining purchase prices while selling prices were more stable. Annualized EBITDA based on internal targeted expectations. Subject to change based on market conditions and operating rates.  Target Annualized EBITDA Entering 2016 EBITDA GROWTH STRATEGY EXPECTED BENEFIT (1) TIMING $150 million 4Q 2015 Pro forma LTM EBITDA $96.5 million Annualized 4Q14 EBITDA $104.4 million Estimated based on 4Q14  Current EBITDA Performance $25 to $35 million annualized 1Q 2015  Identified Potential Incremental EBITDA

Focus on Growth has Improved EBITDA

- **Visible Pathways for Growth Provide Potential for Continued EBTIDA Increase in Coming Quarters**
- **Second quarter 2014 goal for $25 million to $35 million incremental annualized EBITDA in place by 1Q2015 is on track. Expected capital requirement of $80 million to $85 million to achieve growth.**



EBITDA, $ in millions *
Benefits from higher volume supporting El Dorado and FERC increase in place; more growth expected
$96.5
$5 to $10
$1
$3 to $4
approx. $1.6
$11.0
+3rd Party Acquisitions
$2.4
$1.4
Pro Forma 2014 (1)
Potential from Identified Drop Downs (2)
Potential from Increased Light Crude Capability at El Dorado (3)
Potential increase from Tyler Expansion (4)
Annual Tariff Increase - 2014 FERC/Inflation adj
Paline repricing (5)
3rd Party Acquisitions

*Estimated ranges; actual results subject to market conditions, operating performance and tariff rates.

(1) Reconciliation on pg. 27 for historical performance. Pro forma includes amounts for drop down contribution based on daily EBITDA expected multiplied by days when the drop down assets were not included in operations of DKL according to purchase dates. Pro forma 2014 includes 40 days for El Dorado assets.
(2) Additional drop down range based on previous guidance.
(3) One quarter of potential contribution from increased throughput due to light crude capability at El Dorado increasing by 10,000 bpd and tariff rates on the Lion Pipeline System. 2Q14 to 4Q14 benefited from light crude capability.
(4) Annual benefit from Delek US' announced expansion at its Tyler refinery that they expect to be completed in 1Q15. Based on 10,000 barrel per day throughput.
(5) Actual amounts subject to contract negotiations, tariff rates, market conditions and throughput rates.

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Segment Overview

Lion Pipeline System and SALA Gathering 14 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Positioned to benefit from development in Brown Dense area. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amounts in 2009 and 2010 are based on previous ownership data. 15,813 15,900 17,676 20,747 22,152 22,656 21,904 23,949 - 5,000 10,000 15,000 20,000 25,000 30,000 2009 2010 2011 2012 2013 2014 4Q13 4Q14 B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 46,027 46,515 47,906 44,096 50,303 45,220 49,694 53,461 55,637 56,343 - 10,000 20,000 30,000 40,000 50,000 60,000 2012 2013 2014 4Q13 4Q14 B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) Refined product (bpd) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline to move finished products. • Crude and light product throughput expected to benefit from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd.

Terminalling and West Texas Wholesale Business 15 West Texas Wholesale and Marketing • Operates in an area around the Permian Basin; benefiting from robust economic activity. • Purchases refined products from third parties for resale at owned and third party terminals in west Texas. (1) 2013 west Texas gross margin per barrel includes $0.99/bbl associated with approximately $6.4 million of gross margin related to ethanol RINs sold during the period. 2014 gross margin included $4.5 million or $0.74 per barrel. $7.2 $7.6 $8.5 $15.5 $14.0 $28.5 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 (1) 2014 (1) Gross margin, $ in millions 13,377 bpd 14,353 bpd 15,493 bpd 16,523 bpd 18,156 bpd 16,707 bpd 18.5 12.6 75.4 100.4 2011 2012 2013 4Q14 Increasing Volume, 000 bpd Terminalling Assets • Refined products terminalling services for Delek and/or third parties. • Comprised of terminals located in: • Memphis and Nashville, TN; • Tyler, Big Sandy (1) and Mt. Pleasant, TX; • El Dorado and North Little Rock, AR (1) Was not operating during 2011, 2012 and majority of 2013, however, contract with Delek has a minimum throughput requirement of 5,000 bpd along with a minimum storage requirement. Note: For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling. - 2 4 6 8 10 2011 2012 2013 2014 Increasing Terminal Count Drop Down Terminals Other Terminals West Texas Wholesale

Paline Pipeline – Potential EBITDA Increase in 2015 16  Approximately 195 mile crude oil pipeline - Mainline pipeline flows from northbound to southbound  New agreements effective Jan. 1, 2015  35,000 bpd of mainline capacity contracted to third parties through 6/30/2016  $13.6 million expected increase in annual distributable cash flow from this system from 2014 level  Evaluations of potential increases in utilization and capacity of Paline system may offer future growth

Going Forward

Several Visible Pathways for Continued Growth

Ability to Grow Independently

Organic Growth	▪ Paline Pipeline potential utilization and/or capacity increase ▪ Increasing activity in Arkansas gathering system ▪ Potential expansion of the North Little Rock terminal to 17,500 bpd
Acquisitive Growth	▪ Potential for 3rd party acquisitions (two completed in 2013, two completed in 2014) ▪ Ability to partner with Delek US to make acquisitions

Ability to Leverage Partnership with Delek US

Dropdowns	▪ $5-$10 million of potential EBITDA; expected drop down timing March 2015
	  ▪ 25,000 bpd (light crude) rail offloading facility at El Dorado refinery
	  ▪ 300,000 bbl crude oil tank at Tyler refinery

Benefit from Growth	▪ Improvement in throughput capability and/or flexibility at Delek US' refineries[(1)]
	  ▪ El Dorado refinery increased light crude processing capability by 10,000 bpd
	  ▪ Delek US announced Tyler refinery expansion adding up to 10,000 bpd crude throughput capacity

Continued Asset Development	▪ Delek US continues to develop assets to support its operations
	▪ Potential future drop downs could include:
	  ▪ Trucking
	  ▪ Rail Cars

(1) Based on Delek US' announced changes for its refineries.

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Peer Comparisons (1) 19 (1) Source: Company repots; Capital IQ 2/18/15 ; NASDAQ OMX; (2) VLO and WNRL had no debt at 12/31/14 and 9/30/14 respectively,and PBFX had limited historical EBITDA so it was not included. Current Yield as of 2/20/15 1.8% 1.9% 2.0% 3.3% 3.5% 4.4% 4.6% 4.8% 5.2% 5.2% 5.3% 6.2% -0.5% 1.5% 3.5% 5.5% 7.5% PSXP MPLX VLP MMP SXL EPD WNRL TLLP DKL PAA PBFX HEP Distributable Cash Flow Coverage Ratio - YTD 2014 Debt / LTM EBITDA Leverage Ratio 4Q14 (2) 1.1x 1.3x 1.1x 1.1x 1.2x 1.3x 1.2x 1.3x 1.5x 1.5x 1.5x 1.7x 0.0x 0.5x 1.0x 1.5x 2.0x PAA PBFX HEP (3Q) TLLP WNRL (3Q) VLP MPLX PSXP EPD MMP SXL DKL 0.0x 0.0x 1.1x 2.6x 2.7x 2.9x 4.0x 4.0x 4.1x 4.4x 4.6x - 1.0 2.0 3.0 4.0 5.0 VLP WNRL (3Q) MPLX DKL MMP PSXP EPD HEP (3Q) SXL TLLP PAA

20 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US cap maintenance capex and limit Delek US force majeure abilities Limited commodity price exposure Primarily Traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 22  Inland refinery located in East Texas  60,000 bpd, 9.5 complexity  Expansion in 1Q15 to 75,000 bpd  Primarily processes inland light sweet crudes (100% in 2013)  94% yield of gasoline, diesel and jet fuel in 2014 El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 9.0 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude  89% yield of gasoline and diesel in 2014  Associated gathering system positioned for Brown Dense development (1) As reported in Delek US’ fourth quarter 2014 earnings press release.

Summary of Certain Contracts (9)

Initial / Maximum Term (1)	Service	Year Ended Dec. 31, 2014 Throughput (bpd) (2)	Minimum Commitment (bpd)	Tariff / Fee	Tariff / Fee Escalator	Termination Provision: Refinery Shutdown	Termination Provision: Force Majeure
		Paline Pipeline					
Until June 30, 2016	Crude Oil Transportation	N/A	N/A	$1,700,000/Month (6)	PPI-fg	N/A	N/A
		Lion Pipeline System (and SALA Gathering System)					
Five / Fifteen Years	Crude Oil Transportation	47,906	46,000 (3)	$0.9235/Bbl (4)	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	53,461	40,000	$0.1086/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	22,656	14,000	$2.444/Bbl (4)	FERC		
		East Texas Crude Logistics					
Five / Fifteen Years	Crude Oil Transportation	7,361	35,000	$0.4347/Bbl (5)	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$271,640 per month	FERC		
		East Texas Marketing					
Ten (7)	Marketing - Tyler Refinery	61,368	50,000	$0.6160/bbl + 50% of the agreed margin (8)	CPI-U		
		Memphis Terminal					
Five / Fifteen Years	Dedicated Terminalling Services	9,616	10,000	$0.5432/Bbl	FERC		
		North Little Rock Terminal					
Eight / Sixteen Years	Dedicated Terminalling Services	7,324	8,100	$0.2347/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$64,001 per month	inflation adj.		
		Big Sandy Terminal & Pipeline					
Five / Fifteen Years	Dedicated Terminalling Services	1,760	5,000	$0.5428/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	1,760	5,000	$0.5428/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$54,280 per month	FERC		
		Tyler					
Eight / Sixteen Years	Dedicated Terminalling Services	61,501	50,000	$0.3556/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$859,041 per month	inflation adj.		
		El Dorado (10)					
Eight / Sixteen Years	Dedicated Terminalling Services	9,807	11,000	$0.5079/Bbl	inflation adj.		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	inflation adj.		

23

Summary of Certain Contracts - footnotes 24 (1) Maximum term gives effect to the extension of the commercial agreement pursuant to the terms thereof. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.638/bbl. (6) Capacity lease for approximately $1,700,000 per month from Jan. 1, 2015 to Jun. 30, 2016 that entitles third parties to their respective capacities on this pipeline. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. (8) Delek US has agreed to pay the Partnership 50% of the margin, if any, above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will be not less than $175,000 nor greater than $500,000 per quarter. (9) For more detailed information regarding contracts, refer to documents filed with the SEC, including the Current Reports on Form 8-K and 8-K/A filed on Nov. 7, 2012, July 31, 2013 and Aug. 1, 2013; and El Dorado filed on Feb. 14, 2014. (10) El Dorado Assets were purchased in February 2014.

Amended and Restated Omnibus Agreement 25  Under the omnibus agreement, Delek Logistics has a ROFO for 10-years post IPO if Delek US decides to sell the following assets:  Rail offloading racks in the El Dorado refinery.  Delek Logistics has the right to purchase logistics assets Delek US acquires or constructs with a fair market value of $5.0 million or more  Delek Logistics retains a ROFO on these assets until 10-years post-IPO if it does not purchase an asset when constructed / acquired by Delek US. ROFO Other Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement, please refer to documents filed with the SEC, including the Current Report on form 8-K filed Feb. 14, 2014.

Summary Organization Structure 26 38.1% interest Limited partner-common 95.8% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 11.3% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK 48.6% interest Limited partner-subordinated (1) Currently a 4.2% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Non-GAAP Reconciliation - DKL

Delek Logistics Partners LP EBITDA and Contribution Margin Reconciliation

	Pro Forma 12 Months 12/31/11 (1)(2)	Forecast 12 Months 9/30/13 (1)(2)(3)	Actual 3 Months 3/31/13 (4)	Actual 3 Months 6/30/13 (4)	Actual 3 Months 9/30/13 (4)	Actual 3 Months 12/31/13 (4)	Actual 12 Months 12/31/13 (4)	Actual 3 Months 3/31/14 (4)	Actual 3 Months 6/30/14	Actual 3 Months 9/30/14	Actual 3 Months 12/31/14	Actual 12 Months 12/31/14
Total Net Sales	$765.8	$797.1	$210.9	$230.1	$243.3	$223.1	$907.4	$203.5	$236.3	$228.0	$173.3	$841.2
Cost of Goods Sold	(694.8)	(721.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)
Operating Expenses	(17.4)	(18.7)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)
Contribution Margin	$53.6	$56.6	$17.2	$16.1	$18.4	$18.6	$70.3	$22.8	$30.2	$23.7	$29.3	$106.0
Depreciation and Amortization	(9.3)	(9.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)
General and Administration Expense	(6.4)	(7.7)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)
Gain (loss) on sale of assets	-	-	-	-	-	(0.2)	(0.2)	-	(0.1)	-	-	(0.1)
Operating Income	$37.9	$39.6	$13.1	$12.6	$14.0	$13.3	$53.2	$16.8	$24.4	$17.5	$22.1	$80.8
Interest Expense, net	(3.3)	(3.6)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)
Income taxes	-	-	(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)
Net Income	$34.6	$36.0	$12.2	$11.8	$12.5	$11.3	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0
Income taxes	-	-	0.1	0.1	0.3	0.2	0.8	0.1	0.3	0.2	(0.5)	0.1
Depreciation and Amortization	9.3	9.3	2.4	2.4	2.6	3.4	10.7	3.4	3.5	3.7	3.9	14.6
Interest Expense, net	3.3	3.6	0.8	0.8	1.2	1.8	4.6	2.0	2.3	2.2	2.1	8.7
EBITDA	$47.2	$48.9	$15.5	$15.0	$16.6	$16.7	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4
Add Drop Downs for period not in LTM:												
El Dorado Drop Down Assets (5)			-	-	-	-	-	-	-	-	-	1.1
Adjusted EBITDA			$15.5	$15.0	$16.6	$16.7	$63.8	$20.2	$27.9	$21.2	$26.1	$96.5

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 12/31/11 and 9/30/13 periods presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our new revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) El Dorado drop down contribution based on 40 days multiplied by expected annual EBITDA of $10.1 million/ 365 days.
Note: May not foot due to rounding.

27

Cash Available for Distribution - DKL

(dollars in millions)	Pro Forma 12 Months 12/31/11	Forecast 12 Months 9/30/13 [3]	Actual 12 Months 12/31/13 [4]	Actual 12 Months 12/31/14 [4]	Actual 3 Months 3/31/13 [4]	Actual 3 Months 6/30/13 [4]	Actual 3 Months 9/30/13 [4]	Actual 3 Months 12/31/13 [4]	Actual 3 Months 3/31/14 [4]	Actual 3 Months 6/30/14	Actual 3 Months 9/30/14	Actual 3 Months 12/31/14
Contribution Margin [1]	**$53.6**	**$56.6**	**$70.3**	**$106.0**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$22.8**	**$30.2**	**$23.7**	**$29.3**
Less: General & Administrative Expenses	(6.4)	(7.7)	(6.3)	(10.6)	(1.7)	(1.1)	(1.8)	(1.7)	(2.6)	(2.2)	(2.5)	(3.3)
Add: Gain (Loss) on Sale of Assets	-	-	(0.2)	(0.1)	-	-	-	(0.2)	-	(0.1)	-	-
EBITDA [1]	**$47.2**	**$48.9**	**$63.8**	**$95.4**	**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$20.2**	**$27.9**	**$21.2**	**$26.1**
Less: Cash Interest		(3.1)	(3.6)	(7.4)	(0.6)	(0.6)	(1.0)	(1.4)	(1.7)	(2.0)	(1.9)	(1.8)
Less: Capital Improvement Expenditures		(5.7)	-	-	-	-	-	-	-	-	-	-
Less: Maintenance Capital Expenditures		(10.8)	(5.1)	(6.0)	(1.3)	(1.1)	(1.0)	(1.8)	(0.8)	(1.0)	(0.8)	(3.9)
Plus: Reimbursement for Capital Expenditures		11.9	0.8	1.6	0.3	0.2	-	0.4	-	-	-	1.6
Less: Income Taxes		-	(0.8)	(0.1)	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)	(0.3)	(0.2)	0.5
Add: Non-cash unit/share based compensation expense		-	0.5	0.3	-	0.1	0.1	0.3	0.1	0.1	0.1	0.1
Less: Amortization of deferred revenue		-	(0.2)	(0.3)	-	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Less: Amortization of unfavorable contract liability		-	(2.6)	(2.7)	(0.7)	(0.7)	(0.6)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)
Cash Available for Distributions		**$41.2**	**$52.9**	**$80.7**	**$13.1**	**$12.8**	**$13.7**	**$13.3**	**$16.9**	**$23.9**	**$17.7**	**$21.8**
Coverage		1.10x	1.35x	1.69x	1.39x	1.32x	1.38x	1.30x	1.61x	2.01x	1.42x	1.67x
Total Distribution [2]		**$37.4**	**$39.3**	**$47.9**	**$9.4**	**$9.7**	**$9.9**	**$10.2**	**$10.5**	**$11.9**	**$12.4**	**$13.1**

(1) Non-GAAP measure. See pg. 27 for the reconciliation to GAAP.
(2) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013 and 2014 based on actual amounts distributed during the year; does not include a LTIP accrual.
(3) Forecast for twelve month period ending 9/30/2013 as provided in the Nov. 1, 2012 prospectus .
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.

Note: May not foot due to rounding.

28

Non-GAAP Reconciliation - DK 29 2011 2012 2013 2014 Operating Income $286.1 $473.1 $237.7 $366.5 Loss (Gain) on Disposal of Assets 3.6 (0.1) - - Impairment of Goodwill 2.2 - - - Depreciation and Amortization 74.1 82.5 89.8 111.5 EBITDA $366.0 $555.5 $327.5 $478.0 Year Ended 12/31 Delek US LTM EBITDA Reconciliation

30 Investor Relations Contact: Assi Ginzburg Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-435-1452 615-435-1366